UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2005

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-10.1 INDEMNIFICATION AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 14, 2005, Health Care REIT, Inc. (the “Company”) entered into indemnification agreements with each of its directors, executive officers and officers. The indemnification agreements, which were approved by the Board of Directors on January 24, 2005, provide that the Company will indemnify the director, executive officer or officer to the full extent provided by law in the event the director, executive officer or officer is involved in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, by reason of the director’s, executive officer’s or officer’s relationship with, or service to, the Company.

The Company’s By-Laws similarly provide that the Company is required to indemnify its directors and all of its officers to the full extent permitted by law. Under the indemnification agreements and the Company’s By-Laws, such persons are obligated to reimburse the Company for any amounts advanced if it is ultimately determined that they are not entitled to be indemnified.

The following directors, executive officers and officers entered into indemnification agreements with the Company: William C. Ballard, Jr., Pier C. Borra, Raymond W. Braun, George L. Chapman, Michael A. Crabtree, Thomas J. DeRosa, Jeffrey H. Donahue, Scott A. Estes, Peter J. Grua, Charles J. Herman, Jr., Erin C. Ibele, Jeffrey H. Miller, Paul D. Nungester, Jr., Sharon M. Oster, J. Michael Stephen, Bruce G. Thompson, R. Scott Trumbull and Joseph P. Weisenburger.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the indemnification agreements. The above description is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

10.1	Form of Indemnification Agreement between the Company and each director, executive officer and officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

	By:	/s/ GEORGE L. CHAPMAN

George L. Chapman
	Its:	Chairman of the Board and Chief Executive Officer

Dated: February 18, 2005